UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2025

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Performance Drive, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (410) 468-2512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2025, Under Armour, Inc. (“Under Armour” or the “Company”) entered into Amendment No. 7 (the “Seventh Amendment”) to the Amended and Restated Credit Agreement, dated as of March 8, 2019, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and arrangers party thereto (the “Initial Credit Agreement”), as amended by Amendment No. 1, dated as of May 12, 2020 (the “First Amendment”), Amendment No. 2, dated as of May 17, 2021 (the “Second Amendment”), Amendment No. 3, dated as of December 3, 2021 (the “Third Amendment”), Technical Modification, dated February 24, 2023 (the “Technical Modification”), Amendment No. 4, dated as of March 6, 2024 (the “Fourth Amendment”), Amendment No. 5, dated as of July 3, 2024 (the “Fifth Amendment”) and Amendment No. 6, dated as of March 7, 2025 (the “Sixth Amendment”). The Initial Credit Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Technical Modification, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment is referred to herein as the “Existing Credit Agreement,” and the Existing Credit Agreement as amended by the Seventh Amendment is referred to herein as the “Amended Credit Agreement.”

The Amended Credit Agreement provides for a revolving credit facility commitment of $1,100.0 million, consistent with the Existing Credit Agreement. The material changes effected to the terms of the Existing Credit Agreement by the Seventh Amendment include the following: (i) the extension of the maturity date from December 3, 2028, to June 16, 2030 (subject to a springing maturity of 91 days prior to June 16, 2030 if, on such date, the Notes (as defined below) have not been refinanced); (ii) removing the credit spread adjustment applicable to the interest rate calculation; (iii) providing for a step-up of the leverage ratio required under the financial covenant following the consummation of a permitted acquisition with a cash purchase price in excess of $100,000,000 occurring during such fiscal quarter; (iv) increasing the available capacity under the expansion option; and (v) amending certain negative covenants and related definitions.

The borrowings under the Amended Credit Agreement will bear interest at a rate per annum equal to, at the Company’s option, either: (a) an alternate base rate (for borrowings in U.S. dollars), (b) a term rate (for borrowings in U.S. dollars, Euros or Japanese Yen) or (c) a “risk free” rate (for borrowings in Pounds Sterling), plus in each case an applicable margin. The applicable margin for loans will be adjusted by reference to a pricing grid based on a leverage ratio of consolidated total indebtedness to consolidated EBITDA and ranges between 1.00% - 1.75% (or, in the case of alternate base rate loans, 0.00% - 0.75%). The commitment fees payable by the Company on the average daily unused amount of the revolving credit facility is between 0.15% and 0.25%.

The Amended Credit Agreement continues to be primarily secured by a first-priority security interest in substantially all of the assets of the Company and its subsidiary guarantors (excluding real property, capital stock in and debt of subsidiaries of the Company holding certain real property and other customary exceptions); however, the Amended Credit Agreement provides for the permanent fall away of guarantees and collateral upon the Company’s achievement of investment grade rating from two rating agencies.

Consistent with the Existing Credit Agreement, the Amended Credit Agreement:

•

contains negative covenants that, subject to significant exceptions, limit the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, make restricted payments, sell assets, pledge their assets as security, make investments, loans, advances, guarantees and acquisitions, undergo fundamental changes and enter into transactions with affiliates;

•

requires the Company to maintain a ratio of (i) consolidated EBITDA to consolidated interest expense of not less than 3.50 to 1.00 and (ii) consolidated total indebtedness to consolidated EBITDA of not greater than 3.25 to 1.00, or, at the election of the Company during a fiscal quarter in which a permitted acquisition with a cash purchase price exceeding $100,000,000 is consummated, 3.75 to 1.00, as described in more detail in the Amended Credit Agreement; and

•

includes events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) nonpayment of principal, nonpayment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-default to other material indebtedness, bankruptcy or insolvency events, material judgment defaults and a change of control as specified in the Amended Credit Agreement. If an event of default occurs, the commitments of the lenders to lend under the Amended Credit Agreement may be terminated and the maturity of the amounts owed may be accelerated.

The foregoing does not constitute a complete summary of the terms of the Seventh Amendment or the Amended Credit Agreement, and reference is made to the complete text of the Seventh Amendment (which includes the full text of the Amended Credit Agreement), which is filed as Exhibit 10.1 and incorporated by reference herein.

In the ordinary course of their business, the financial institutions party to the Amended Credit Agreement and certain of their affiliates have in the past and/or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates in the ordinary course of their business for which they will receive customary fees or expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On June 16, 2025, Under Armour announced that it commenced a private offering (the “Proposed Offering”) of $400 million aggregate principal amount of Senior Notes due 2030 (the “Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Under Armour intends to use the net proceeds from the Proposed Offering together with borrowings under its Amended Credit Agreement, cash on hand or a combination thereof to redeem, repurchase, repay or otherwise retire all $600 million in aggregate principal amount of its outstanding 3.25% Senior Notes due 2026 (the “2026 Notes”) at or prior to maturity. The Notes and the related guarantees will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes and the related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements of the Securities Act and the rules promulgated thereunder.

There can be no assurance that Under Armour will be able to complete the Proposed Offering on terms and conditions favorable to it or at all, and Under Armour may decide to not pursue the Proposed Offering before completion.

The information furnished in this Current Report on Form 8-K pursuant to this Item 7.01 (including the information contained in Exhibit 99.1) does not constitute an offer to sell or the solicitation of an offer to buy the Notes or the related guarantees in the Proposed Offering. This current report on Form 8-K (including the information contained in Exhibit 99.1) does not constitute a notice of redemption under the indenture of the 2026 Notes, or an offer to tender for, or purchase, any of the 2026 Notes or any other security.

Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements in this report regarding the Proposed Offering, the terms of the Notes and the use of proceeds therefrom. The forward-looking statements in this report reflect the Company’s current views and assumptions, as of the date of this report, about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s views and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Amendment No. 7, dated June 16, 2025, to the Amended and Restated Credit Agreement, dated March 8, 2019, by and among Under Armour, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and arrangers party thereto.

99.1	Under Armour, Inc. press release dated June 16, 2025.

101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: June 16, 2025	By:	/s/ David E. Bergman
David E. Bergman
Chief Financial Officer